MUNIYIELD MICHIGAN INSURED FUND

FILE # 811- 6692

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
11/01/2002	Puerto Rico Muni Finance Agency 5.25% 8/1/19	510,615,000	2,000,000	Banc of Amer